Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

August 10, 2017

Vince Holding Corp.

500 5th Avenue, 20th Floor

New York, New York 10110

Re:	Registration Statement

Ladies and Gentlemen:

We are acting as special counsel to Vince Holding Corp., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 66,670,610 shares of its common stock, par value $0.01 per share (the “Shares”), pursuant to a Registration Statement, originally filed with the Securities and Exchange Commission (the “Commission”) on July 5, 2017, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) issuable upon exercise of non-transferable rights (the “Rights”) to be distributed to holders of record of the Company’s common stock as described in the prospectus (the “Prospectus”) forming part of the Registration Statement.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company and the form of amendment therefor to increase the number of authorized shares of common stock (the “Amendment”) which will be filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the Registration Statement, including the Prospectus, and the exhibits thereto, (iv) the form of stock certificate evidencing the Shares and (v) the form of subscription rights certificate, which will be used by the Company to evidence the Rights.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the

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Vince Holding Corp.

August 10, 2017

Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Shares have been duly authorized and, when (i) the Amendment has been duly filed with the Secretary of State of the State of Delaware and (ii) the Shares are issued and delivered against payment therefore upon due exercise of the Rights as contemplated by the Prospectus and the subscription rights certificate, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

In rendering the opinions set forth above, we have assumed that the performance by the Company of its obligations in respect of the Rights do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which are listed in Item 15(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 or as exhibits to subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Vince Holding Corp.

August 10, 2017

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP